Exhibit 5.1

DLA Piper LLP (US) 500 Eighth Street, NW Washington, DC 20004 www.dlapiper.com

October 5, 2026

Retension Pharmaceuticals, Inc.

1104 West Broad Street #1029

Falls Church, Virginia 22046

Re:	Registration Statement on Form S-1 (File No. 333-299024)

Ladies and Gentlemen:

We have acted as counsel to Retension Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2026 (File No. 333-299024) (as amended, the “Registration Statement”), relating to an underwritten public offering of up to 3,795,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, which includes up to 495,000 Shares that may be sold by the Company pursuant to the exercise of an option to purchase additional Shares granted to the underwriters.

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed, including, but not limited to, the Company’s amended and restated certificate of incorporation (the “Charter”) and the Company’s amended and restated bylaws. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the Charter will be, prior to the issuance of the Shares in connection with the Registration Statement, duly authorized and established in accordance with the Company’s current certificate of incorporation, bylaws and applicable Delaware law and filed with the Secretary of State of the State of Delaware at the time of issuance and sale of the Shares. As to matters of fact relevant to our opinion set forth below, we have relied, without independent investigation, on certificates of public officials and of officers of the Company. We express no opinion concerning any law other than the laws of the State of Delaware. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the offering contemplated by the Registration Statement.

On the basis of the foregoing, we are of the opinion that when the Shares are issued and paid for in accordance with the terms of the underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement, they will be validly issued, fully paid and nonassessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any fact, circumstance, event or development that may hereafter be brought to our attention whether or not such occurrence would alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)